Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Other Service Providers” and “Financial Highlights” in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 433 to File No. 333-151713; Amendment No. 436 to File No. 811-22209) of Global X Funds of our reports dated January 29, 2016, with respect to the Global X MLP ETF, Global X Junior MLP ETF, Global X MLP & Energy Infrastructure ETF, and Global X SuperDividend® Alternatives ETF, included in the 2015 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania March 24, 2017

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